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                                                                    Exhibit 21.1

                                  SUBSIDIARIES

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Subsidiary                                         Jurisdiction of Incorporation
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Keystone Automotive Operations of Canada, Inc.     Delaware
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Keystone Automotive Operations Midwest, Inc.       Delaware
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Key Comp, Inc.                                     Pennsylvania
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A&A Auto Parts Stores, Inc.                        Pennsylvania
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Keystone Automotive Distributors, Inc.             Pennsylvania
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American Specialty Equipment Corp.                 New York
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KAO Management Services, Inc.                      Nevada
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Keystone Marketing Services, Inc.                  Nevada
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Driverfx.com, Inc.                                 Delaware
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